UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

--------------------

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – June 19, 2018

(Date of earliest event reported – June 14, 2018)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Honeywell International Inc. (the “Company”) has appointed John J. Tus to succeed Jennifer H. Mak as Vice President and Controller of the Company and to serve as the Company’s principal accounting officer, effective as of June 29, 2018. Mr. Tus will serve in such capacity on an interim basis until the Company identifies and appoints his successor. Ms. Mak has served as Vice President and Controller since April 2016 and has submitted her resignation from such position, effective as of June 29, 2018.

Mr. Tus, age 59, joined the Company in 1995 and has served as its Vice President and Treasurer since 2003. He previously served as Vice President and Controller of the Company from 2001 to 2004 and is a Certified Public Accountant. Mr. Tus will continue to participate in compensation plans that have been previously disclosed or filed by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2018	HONEYWELL INTERNATIONAL INC.

By: /s/ Anne T. Madden
Anne T. Madden Senior Vice President, General Counsel and Corporate Secretary